Exhibit 23.0

NEWMIL BANCORP, INC.
CONSENT OF PRICEWATERHOUSECOOPERS, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119142) of NewMil Bancorp, Inc. of our report dated March 6, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 6, 2006